As filed with the Securities and Exchange Commission on ________ __, 2003

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under the Securities Act of 1933

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0137069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4460 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

PEOPLESOFT, INC. AMENDED AND RESTATED 1989 STOCK PLAN
PEOPLESOFT, INC. 2003 DIRECTORS STOCK PLAN
(Full titles of the Plans)

Craig A. Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(Name and Address of Agent for Service)

(925) 225-3000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be Registered	Offering Price per	Aggregate Offering Price	Amount of
Registered	(1)	Share	(2)	Registration Fee

Common Stock, par value $.01 per share to be issued under the Amended and Restated 1989 Stock Plan (1)	15,690,148	$18.98	$297,799,009	$24,092
Common Stock, par value $.01 per share to be issued under the 2003 Directors Stock Plan (1)	2,000,000	$18.98	$37,960,000	$3,071

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the PeopleSoft, Inc. Amended and Restated 1989 Stock Plan and the PeopleSoft, Inc. 2003 Directors Stock Plan (together, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the Plans, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on September 9, 2003.

INTRODUCTION

          This Registration Statement on Form S-8 (this “Registration Statement”) is filed by PeopleSoft, Inc., a Delaware corporation (the “Registrant”), relating to 15,690,148 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant under the PeopleSoft, Inc. Amended and Restated 1989 Stock Option Plan (the “1989 Plan”) and 2,000,000 shares of Common Stock issuable under the PeopleSoft, Inc. 2003 Directors Stock Plan. On July 22, 1996, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-08575) with the Securities and Exchange Commission (the “Commission”) relating to shares of Common Stock issuable under the 1989 Plan, as amended by Amendment No. 1 to Form S-8 Registration Statement filed on April 19, 2002 (Registration No. 333-46998), and as amended by Form S-8 Registration Statement filed on October 16, 2002 (Registration No. 333-100576) (as amended, the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.

PART I

Information Required in Section 10(a) Prospectus

Item 1. Plan Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

               The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

          (i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          (ii) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

          (iii) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

          (iv) The Registrant’s Current Reports on Forms 8-K, filed with the Commission on April 4, 2003, April 23, 2003, June 2, 2003, June 12, 2003, July 2, 2003, July 14, 2003, July 17, 2003, July 17, 2003, July 28, 2003, August 29, 2003 and September 11, 2003;

          (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

          (vi) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, including any amendment or report filed for the purpose of updating such description;

          (vi) The description of the Registrant’s Preferred Shares Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

          Not Applicable.

Item 5. Interests of Named Experts and Counsel

          Not Applicable.

Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its directors and certain officers containing provisions that provide for the indemnification of such director or officer to the fullest extent permitted under the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain and maintain directors’ and officers’ insurance if deemed to be advisable. The Registrant believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

          Not Applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Items 3(vi) and 3(vii).

5.1	Opinion and consent of Counsel as to legality of securities being registered.

23.1	Independent Auditors’ Consent.

23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	PeopleSoft, Inc. Amended and Restated 1989 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-46998, filed by the Registrant on September 29, 2000).

99.2	PeopleSoft, Inc. 2003 Directors Stock Plan.

Item 9. Undertaking

               (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 12th day of September, 2003.

PeopleSoft, Inc.

By:	/s/ Kevin T. Parker

Kevin T. Parker
Executive Vice President, Finance and
Administration, Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig A. Conway, Kevin T. Parker and Anne S. Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, may determine to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2003.

Signature	Title

/s/ David A.Duffield
Chairman of the Board of Directors
David A. Duffield

/s/ Craig A. Conway	President, Chief Executive
Officer and Director (Principal
Craig A. Conway	Executive Officer and Director)

/s/ Kevin T. Parker	Executive Vice President, Finance
and Administration, Chief
Kevin T. Parker	Financial Officer (Principal
Financial and Accounting Officer)

/s/ A. George Battle
Director
A. George Battle

/s/ Aneel Bhusri
Director
Aneel Bhusri

/s/ Frank J. Fanzilli, Jr.
Director
Frank J. Fanzilli, Jr.

/s/ Steven D. Goldby
Director
Steven D. Goldby

/s/ Michael J. Maples
Director
Michael J. Maples

/s/ Cyril J. Yansouni
Director
Cyril J. Yansouni

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(vi) and (vii).

5.1	Opinion and consent of Counsel as to legality of securities being registered.

23.1	Independent Auditors’ Consent.

23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	PeopleSoft, Inc. Amended and Restated 1989 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-46998, filed by the Registrant on September 29, 2000).

99.2	PeopleSoft, Inc. 2003 Directors Stock Plan.